Exhibit 99.2

TICC Capital Corp. Adopts New Stock Repurchase Program

GREENWICH, CT--(November 6, 2015) – TICC Capital Corp. (the “Company,” “we,” “us,” or “our”) (NasdaqGS: TICC) announced today that the Company’s board of directors has authorized a new program for the purpose of repurchasing up to $75 million worth of its common stock. Under the new repurchase program, the Company may, but is not obligated to, repurchase its outstanding common stock in the open market from time to time through June 30, 2016.

About TICC Capital Corp.

TICC Capital Corp. is a publicly traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including, but not limited to, statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

Contact:

Bruce Rubin

203-983-5280